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KIRBY  CORPORATION                                       Contact:  Steve Holcomb
                                                                   713-435-1135


FOR IMMEDIATE RELEASE
---------------------


                           KIRBY CORPORATION ANNOUNCES
                           2004 FIRST QUARTER RESULTS


- 2004 FIRST QUARTER EARNINGS PER SHARE WERE $.36, AN INCREASE OF 29% OVER $.28 REPORTED FOR THE 2003 FIRST QUARTER

- RESULTS REFLECT CONTINUED STRENGTHENING OF PETROCHEMICAL VOLUMES AND STRONG BLACK OIL PRODUCT VOLUMES

- 2004 SECOND QUARTER EARNINGS PER SHARE GUIDANCE IS $.50 TO $.54 VERSUS $.48 REPORTED FOR THE 2003 SECOND QUARTER

HOUSTON, TEXAS (APRIL 28, 2004) - Kirby Corporation ("Kirby") (NYSE:KEX) today announced net earnings for the first quarter ended March 31, 2004 of $9,020,000, or $.36 per share, compared with net earnings of $6,868,000, or $.28 per share, for the 2003 first quarter. The 2004 first quarter results were at the top end of Kirby's published earnings guidance range of $.30 to $.36 per share. Consolidated revenues for the 2004 first quarter were $157,315,000 compared with $148,200,000 for the 2003 first quarter.

Revenues for the marine transportation segment increased 8% and operating income increased 23% for the 2004 first quarter compared with the first quarter of 2003. The higher results reflected continued strengthening of petrochemical volumes and stronger black oil volumes, as well as fuel, labor and consumer price index escalators on numerous contracts. The increases also reflected the full 2004 first quarter impact of the January 15, 2003 purchase of the inland tank barge fleet of SeaRiver Maritime, Inc., the U.S. marine transportation affiliate of Exxon Mobil Corporation.

During the 2004 first quarter, the marine transportation segment's petrochemical volumes continued to strengthen, a reflection of an improving U. S. economy. Black oil products volumes were strong, the result of refinery maintenance schedules, and refined products volumes were greater than anticipated. Liquid fertilizer volumes were weaker than anticipated due to high Midwest inventory levels.

The diesel engine services segment reported 6% lower revenues, but slightly higher operating income for the 2004 first quarter compared with the
corresponding  2003  quarter.    During  the  2004  first  quarter,  the Midwest
operations  benefited  from  a strong


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Great  Lakes market, along with a continued improvement in the Midwest dry cargo market. The segment's Gulf Coast, East Coast and power generation markets were weak.

On April 7, 2004, the Company purchased the Paducah, Kentucky diesel service operation and parts inventory of Walker Paducah Corp. ("Walker"), a subsidiary of Ingram Barge Company, for approximately $5,800,000 in cash. The annual revenues attributable to the Walker asset purchase are estimated in the $7,000,000 to $8,000,000 range and the operating margin is estimated to be consistent with the diesel engine services historical margin.

On April 15, 2004, the Company purchased a one-third interest in Osprey Line, LLC ("Osprey") for $4,220,000. Osprey, founded in 2000, operates a barge feeder service for cargo containers between Houston, New Orleans and Baton Rouge, as well as ports located above Baton Rouge on the Mississippi River. Revenues for Osprey for 2003 were approximately $11,700,000. The purchase will be accounted for under the equity method of accounting.

Joe Pyne, President and Chief Executive Officer of Kirby, commented, "During the 2004 first quarter, several of our core transportation markets improved. The first quarter is always difficult because of poor operating conditions caused by weather. Our 2004 first quarter was no exception. Navigational delays totaled 2,359 days, only 9% less than the record 2,583 days recorded in the 2003 first quarter."

Commenting on the 2004 second quarter market conditions and guidance, Mr. Pyne said, "We expect our transportation markets to generally continue to improve this quarter. The economy appears to be in better shape and the demand for petrochemical and refined products volumes is stronger. We anticipate the black oil market to remain firm, but liquid fertilizer volumes are anticipated to remain seasonally weak. For the 2004 second quarter, our earnings per share guidance is $.50 to $.54, compared with $.48 reported for the 2003 second quarter. For the 2004 year, our guidance remains at $1.85 to $1.95 per share. This guidance compares with 2003 net earnings of $1.67 per share. Capital spending guidance for 2004 remains in the $85 to $90 million range and will include approximately $41 million for the construction of 16 new 30,000 barrel petrochemical tank barges and 10 new 30,000 barrel black oil tank barges."

This earnings press release includes marine transportation performance measures for both the 2004 and 2003 first quarters. The performance measures include ton miles, revenues per ton mile, towboats operated and delay days. Comparable performance measures for the 2003 and 2002 years and quarters are available at Kirby's web site under the caption Performance Measurements in the Investor Relations section. Kirby's homepage can be accessed by visiting www.kirbycorp.com.
-----------------

A conference call is scheduled at 10:00 a.m. central time tomorrow, Thursday, April 29, 2004, to discuss the 2004 first quarter and outlook for the 2004 year. The conference call number is 877-546-1574 for domestic callers and 712-257-0019 for international callers. The passcode is Kirby and the leader's name is Steve Holcomb. An audio playback will be available starting at approximately 12:00 noon central time on Thursday, April 29 through 6:00 p.m. central time on Friday, May 28, 2004, by dialing 888-562-6189 for domestic callers and 402-280-9984 for international callers. The conference call can also


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be  accessed  by  visiting  Kirby's  homepage at http://www.kirbycorp.com/ or at
                                                 -------------------------
http://www.vcall.com/.  A  replay  will  be available on each of those web sites
---------------------
following  the  conference  call.

The financial and other information to be discussed in the conference call is available in this press release and in a Form 8-K filed with the Securities and Exchange Commission. This press release and the Form 8-K include a non-GAAP financial measure, EBITDA, which Kirby defines as net earnings before interest expense, taxes on income, depreciation and amortization. A reconciliation of EBITDA for the 2004 and 2003 first quarters with GAAP net earnings for the same periods is included in the Condensed Consolidated Financial Information in this press release.

Kirby Corporation, based in Houston, Texas, operates inland tank barges and towing vessels, transporting petrochemicals, black oil products, refined petroleum products and agricultural chemicals throughout the United States inland waterway system. Through the diesel engine services segment, Kirby provides after-market service for large medium-speed diesel engines used in marine, power generation and industrial, and railroad applications.

Statements contained in this press release with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including cyclical or other downturns in demand, significant pricing competition, unanticipated additions to industry capacity, changes in the Jones Act or in U.S. maritime policy and practice, fuel costs, interest rates, weather conditions, and the timing, magnitude and number of acquisitions made by Kirby. A list of additional risk factors can be found in Kirby's annual report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

CONFERENCE  CALL  INFORMATION
-----------------------------
Date:     Thursday, April 29, 2004
Time:     10:00 a.m. central time
U.S.:     877-546-1574
Int'l:    712-257-0019
Leader:   Steve Holcomb
Passcode: Kirby

                                - Tables follow -


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

A  summary  of  the  results  for  the  first  quarter  follows.

                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                  ---------------------------------------------

                                                          First  Quarter
                                                 --------------------------------
                                                      2004             2003
                                                 ---------------  ---------------
                                                 (unaudited, $ in thousands except
                                                         per share amounts)
Revenues:
  Marine transportation . . . . . . . . . . . .  $      135,493   $      125,065
  Diesel engine services. . . . . . . . . . . .          21,822           23,135
                                                 ---------------  ---------------
                                                        157,315          148,200
                                                 ---------------  ---------------
Costs and expenses:
  Costs of sales and operating expenses . . . .         102,927          100,851
  Selling, general and administrative . . . . .          19,965           17,561
  Taxes, other than on income . . . . . . . . .           3,252            3,051
  Depreciation and other amortization . . . . .          13,797           12,232
  Loss on disposition of assets . . . . . . . .               2                7
                                                 ---------------  ---------------
                                                        139,943          133,702

    Operating income. . . . . . . . . . . . . .          17,372           14,498
  Equity in earnings of marine affiliates . . .             822              436
  Other expense . . . . . . . . . . . . . . . .            (271)            (403)
  Interest expense. . . . . . . . . . . . . . .          (3,374)          (3,454)
                                                 ---------------  ---------------

    Earnings before taxes on income . . . . . .          14,549           11,077
  Provision for taxes on income . . . . . . . .          (5,529)          (4,209)
                                                 ---------------  ---------------
    Net earnings. . . . . . . . . . . . . . . .  $        9,020   $        6,868
                                                 ===============  ===============
Net earnings per share of common stock:
  Basic . . . . . . . . . . . . . . . . . . . .  $         0.37   $         0.29
  Diluted . . . . . . . . . . . . . . . . . . .  $         0.36   $         0.28
Common stock outstanding (in thousands):
  Basic . . . . . . . . . . . . . . . . . . . .          24,345           24,062
  Diluted . . . . . . . . . . . . . . . . . . .          24,913           24,327

             CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
             ---------------------------------------------
                                                          First Quarter
                                                 --------------------------------
                                                       2004           2003
                                                 ---------------  ---------------
                                                (unaudited, $ in thousands except
                                                          per share amounts)
EBITDA: (1)
  Net earnings. . . . . . . . . . . . . . . . .  $        9,020   $        6,868
  Interest expense. . . . . . . . . . . . . . .           3,374            3,454
  Provision for taxes on income . . . . . . . .           5,529            4,209
  Depreciation and other amortization . . . . .          13,797           12,232
                                                 ---------------  ---------------
                                                 $       31,720   $       26,763
                                                 ===============  ===============
EBITDA per share - diluted (1). . . . . . . . .  $         1.27   $         1.10
Capital expenditures. . . . . . . . . . . . . .  $       24,047   $       18,752
Acquisition of businesses and marine equipment.  $        1,110   $       36,316
                                                             March 31,
                                                 --------------------------------
                                                       2004         2003
                                                 ---------------  ---------------
                                                    (unaudited, $ in thousands)
Long-term debt, including current portion . . .  $      250,409   $      295,517
Stockholders' equity. . . . . . . . . . . . . .  $      381,674   $      330,582
Debt to capitalization ratio. . . . . . . . . .            39.6%            47.2%


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
                  MARINE TRANSPORTATION STATEMENTS OF EARNINGS
                  --------------------------------------------

                                                          First Quarter
                                                --------------------------------
                                                     2004             2003
                                                ---------------  ---------------
                                                   (unaudited, $ in thousands)

Marine transportation revenues . . . . . . . .  $       135,493  $       125,065
                                                ---------------  ---------------

Costs and expenses:
  Costs of sales and operating expenses. . . .           86,966           83,171
  Selling, general and administrative. . . . .           15,504           13,783
  Taxes, other than on income. . . . . . . . .            3,133            2,902
  Depreciation and other amortization. . . . .           13,016           11,505
                                                ---------------  ---------------
                                                        118,619          111,361
                                                ---------------  ---------------

    Operating income . . . . . . . . . . . . .  $        16,874  $        13,704
                                                ===============  ===============

    Operating margins. . . . . . . . . . . . .           12.5 %           11.0 %
                                                ===============  ===============


           DIESEL ENGINE SERVICES STATEMENTS OF EARNINGS
           ---------------------------------------------

                                                         First Quarter
                                                --------------------------------
                                                      2004            2003
                                                ---------------  ---------------
                                                   (unaudited, $ in thousands)

Diesel engine services revenues. . . . . . . .  $        21,822  $        23,135
                                                ---------------  ---------------

  Costs and expenses:
  Costs of sales and operating expenses. . . .           15,934           17,629
  Selling, general and administrative. . . . .            3,034            2,754
  Taxes, other than on income. . . . . . . . .               82               83
  Depreciation and other amortization. . . . .              333              252
                                                ---------------  ---------------
                                                         19,383           20,718
                                                ---------------  ---------------

    Operating income . . . . . . . . . . . . .  $         2,439  $         2,417
                                                ===============  ===============

    Operating margins. . . . . . . . . . . . .           11.2 %           10.4 %
                                                ===============  ===============


                        OTHER COSTS AND EXPENSES
                        ------------------------

                                                          First Quarter
                                                --------------------------------
                                                      2004            2003
                                                ---------------  ---------------
(unaudited, $in thousands)

General corporate expenses . . . . . . . . . .  $         1,939  $         1,616
                                                ===============  ===============

Loss on disposition of assets. . . . . . . . .  $             2  $             7
                                                ===============  ===============


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
     MARINE TRANSPORTATION PERFORMANCE MEASUREMENTS
     ----------------------------------------------

                                            First Quarter
                                           --------------
                                            2004    2003
                                           ------  ------
Ton Miles (in millions) (2) . . . . . . .   3,735   3,455
Revenue/Ton Mile (cents/tm) (3) . . . . .     3.6     3.6
Towboats operated (average) (4) . . . . .     233     229
Delay Days (5). . . . . . . . . . . . . .   2,359   2,583
Average cost per gallon of fuel consumed.  $  .99  $ 1.03
Tank barges:
  Active. . . . . . . . . . . . . . . . .     874     905
  Inactive. . . . . . . . . . . . . . . .      71      62
Barrel Capacities (in millions):
  Active. . . . . . . . . . . . . . . . .    16.0    16.5
  Inactive. . . . . . . . . . . . . . . .     1.3     1.1

(1) Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA, a non-GAAP financial measure. Kirby defines EBITDA as net earnings before interest expense, taxes on income, depreciation and amortization. EBITDA is presented because of its wide acceptance as a financial indicator. EBITDA is one of the performance measures used in Kirby's incentive bonus plan. EBITDA is also used by rating agencies in determining Kirby's credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby's GAAP financial information.
(2) Ton miles indicate fleet productivity by measuring the distance (in miles) a loaded tank barge is moved. Example: A typical 30,000 barrel tank barge loaded with 3,300 tons of liquid cargo is moved 100 miles, thus generating 330,000 ton miles.
(3) Marine transportation revenues divided by ton miles. Example: First quarter 2004 revenues of $135,493,000 divided by 3,735,000,000 ton miles = 3.6 cents.
(4) Towboats operated are the average number of owned and chartered towboats operated during the period.
(5) Delay days measures the lost time incurred by a tow (towboat and tank barges) during transit. The measure includes transit delays caused by weather, lock congestion and other navigational factors.

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